Chicago Board of Trade MEMBER PROXY CARD 000004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 XXXXXXXXXXXXXX

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 4, 2007. Vote by Internet

• Log on to the Internet and go to www.computershare.com/expressvote

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

This proxy card is being sent to you because you were a holder of record of a Series B-1 or B-2 membership interest in the Board of Trade of the City of Chicago, Inc. (CBOT) as of February 9, 2007 which entitles you to vote on the proposals described below in connection with the Agreement and Plan of Merger, dated as of October 17, 2006, by and among Chicago Mercantile Exchange Holdings Inc. (CME Holdings), CBOT Holdings, Inc. (CBOT Holdings) and the CBOT, as amended. This vote will be taken at a CBOT special members meeting to be held at 2:30 p.m., Central Time, on April 4, 2007, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois. In order to cast your vote at the CBOT special members meeting, please follow the instructions on this proxy card.

+ Special Note to CBOT Holdings Stockholders: If you also were a holder of record of CBOT Holdings Class A common stock as of February 9, 2007, you also are entitled to vote your shares at a special meeting of CBOT Holdings stockholders to be held at 3:00 p.m., Central Time, on April 4, 2007, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois. In order to vote your CBOT Holdings Class A common stock, please follow the instructions on the separate CBOT Holdings stockholder proxy card that was sent to you in a separate proxy mailing. Please note that the special meeting of CBOT Holdings stockholders and the special meeting of CBOT members are separate meetings. Accordingly, you must separately cast your vote for each meeting. Simply casting your vote for the special meeting of CBOT members via this proxy will not count as a vote at the CBOT Holdings special stockholders meeting.

A Proposals

The Board of Directors unanimously recommends a vote FOR proposals 1 and 2.

1. Proposal that CBOT Holdings repurchase the outstanding share of Class B common stock of CBOT Holdings held by the CBOT

Subsidiary Voting Trust immediately prior to the completion of the merger of CBOT Holdings with and into CME Holdings.

For Against Abstain

2. Approval of the amended and restated certificate of incorporation of CBOT to become effective concurrently with the completion of the merger of CBOT Holdings with and into CME Holdings.

For Against Abstain

3. To vote upon an adjournment or postponement of the CBOT special meeting, if necessary, to solicit additional proxies.

For Against Abstain

4. To transact such other business as may properly be brought before the CBOT special meeting or any adjournments or postponements of the CBOT special meeting.

B Authorized Signatures — This section must be completed for your instructions to be executed. — Date and Sign Below

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1	U P X 0 1 2 1 2 8 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND <STOCK#> 00ODFD

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Chicago Board of Trade

Proxy — Chicago Board of Trade

141 West Jackson Blvd, Chicago, Illinois 60604

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING ON APRIL 4, 2007.

Bernard W. Dan, Kevin J.P. O’Hara, Glen M. Johnson and Paul J. Draths (the “Proxyholders”), and each of them, each with the power of substitution, are hereby appointed as proxy and authorized to represent and vote all of the undersigned’s Series B-1 and B-2 memberships, with all the powers which the undersigned would possess if personally present, at the special meeting of the members of the Board of Trade of the City of Chicago, Inc., to be held on April 4, 2007 at 2:30 p.m., Central Time, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois, and any adjournments or postponements thereof (the “Special Meeting”).

Memberships represented by this proxy will be voted as directed on the reverse side. If no such directions are indicated, the Proxyholders will vote FOR proposal 1, proposal 2 and proposal 3. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE